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Exhibit 10.118

AMENDMENT TO THE
EMPLOYMENT AGREEMENT

        This Amendment Agreement, made as of the 24th day of May, 2002, is between ATC Healthcare, Inc., a Delaware Corporation (the "Company") and Alan Levy (the "Employee").

        Whereas, the Company and the Employee entered into an Employment Agreement, dated as of August 1, 2000 and

        Whereas, the parties now desire to amend the Agreement as provided herein;

        Now Therefore, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

  1.
  Section 3 of the Agreement, relating to term is hereby amended such that term now is extended through May 31, 2004.

  2.
  Section 4(a) of the Agreement relating to compensation, is hereby amended such that the employee's base salary as of June 1, 2002 will be $180,000 and such salary will be increased to $190,000 on June 1, 2003.

  3.
  Section 4(f) of the Agreement relating to a car allowance is hereby amended to be $8,000 per annum payable on a weekly basis.

  4.
  Section 5(d) of the Agreement relating to change in control is hereby amended such that the time after a Change in Control is changed from the end of (6) months to the end of (12) twelve months; the severance payment (6) six months salary is changed to (12) months salary; and the payment period is changed from a payment period of (6) months to (12) months. The severance payments and the amount of payments will be controlled by the shorter period of time between the (12) months and the length of time remaining on the employment contract.

  5.
  In consideration for entering into this Amended Employment Agreement, employee will be granted 10,000 options in Class A stock of the Company at the execution date of this agreement based on the end of day American Stock Exchange closing price.

        Except as expressly amended herein, all other terms, conditions and agreements, representations and warranties contained in the Agreement shall remain in full force and effect.

ATC Healthcare, Inc.	Employee
/s/ David Savitsky President & CEO	/s/ Alan Levy

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  Exhibit 10.118
AMENDMENT TO THE EMPLOYMENT AGREEMENT